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                           SIDLEY AUSTIN BROWN & WOOD

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                                                                     Exhibit 5.1


                                  May 24, 2002


Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
1111 Westchester Avenue
White Plains, New York 10604

            Re: Registration Statement on Form S-3 of Starwood Hotels & Resorts Worldwide, Inc., Starwood Hotels & Resorts and the Guarantors Named Therein

Ladies and Gentlemen:

            We refer to (i) the Registration Statement on Form S-3 (the "2002 Registration Statement") being filed by Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Trust" and, together with the Corporation, the "Company") and the Guarantors (as hereinafter defined) with the Securities and Exchange Commission (the "SEC"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of guarantees (the "Guarantees") by one or more of the Guarantors of debt securities of the Corporation, and (ii) the Registration Statement on Form S-3 (File Nos. 333-40077 and 333-40077-01), as amended pursuant to Rule 429 under the Securities Act by the 2002 Registration Statement (as so amended, the "1997 Registration Statement"), initially filed on November 12, 1997 by the Company with the SEC under the Securities Act, and the prospectus supplement included therein, relating to the resale by securityholders of $571,669,000 in aggregate principal amount at maturity of the Corporation's Series B Zero Coupon Convertible Senior Notes due 2021 (the "Notes") and 5,827,975 Shares, each consisting of one share of common stock, par value $0.01 per share, of the Corporation and one Class B share of beneficial interest, par value $0.01 per share, of the Trust, issuable upon conversion of the Notes.

            The Notes are guaranteed (the "Note Guarantees") by the Trust and the other direct or indirect subsidiaries of the Corporation named in the 2002 Registration Statement as


          SIDLEY AUSTIN BROWN & WOOD IS AN ILLINOIS GENERAL PARTNERSHIP
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SIDLEY AUSTIN BROWN & WOOD                                               CHICAGO

Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
May 24, 2002
Page 2


Co-Registrants (the "Subsidiary Guarantors" and, together with the Trust, the "Guarantors") and were issued under an Indenture, dated as of May 25, 2001 (the "Notes Indenture"), among the Corporation, the Guarantors and Firstar Bank, N.A. (now known as U.S. Bank National Association), as Trustee (the "Notes Trustee").

            Unless otherwise specified in the applicable Prospectus Supplement, the debt securities to which the Guarantees (other than the Notes Guarantees) relate will be issued under an indenture among the Corporation, the Guarantors, if any, of the debt securities and a trustee to be named (the "Debt Trustee"), substantially in the form filed as an exhibit to the 2002 Registration Statement (such indenture, as amended or supplemented from time to time, the "Debt Indenture").

            In rendering the opinions expressed below, we have examined and relied upon copies of the 2002 Registration Statement, the 1997 Registration Statement, the Notes and the Notes Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

            Based on the foregoing and subject to the qualifications and limitations set forth below, it is our opinion that:

            1. Based solely on certificates of public officials, each of the Guarantors incorporated or organized under the laws of the States of California, Delaware or New York (the "California, Delaware and New York Guarantors") has been duly incorporated or formed and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

            2. Assuming that (i) each of the Guarantors (other than the California, Delaware and New York Guarantors) has been duly incorporated or formed and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (ii) each of the Guarantors (other than the California, Delaware and New York Guarantors) has and will have full right, power and authority to execute, deliver and perform its obligations under the Debt Indenture, (iii) the execution, delivery and performance of the Debt Indenture does not and will not violate the organizational documents of any of the Guarantors (other than the California, Delaware and New York Guarantors), each Guarantee (other than the Note Guarantees) will be legally issued and valid and binding obligations of the Guarantor issuing such Guarantee (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors'

SIDLEY AUSTIN BROWN & WOOD                                               CHICAGO

Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
May 24, 2002
Page 3


rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law), when (i) the 2002 Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and the Debt Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and the Debt Indenture shall have been duly authorized, executed and delivered by the Corporation and each Guarantor of such series of Debt Securities and duly executed and delivered by the Debt Trustee; (ii) a Prospectus Supplement with respect to the Debt Securities guaranteed by such Guarantee and the Guarantee shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; and (iii) the Debt Securities and the Guarantee shall have been duly executed by the Corporation and each Guarantor of the Debt Securities, and the Debt Securities shall have been authenticated by the Debt Trustee and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement and any Prospectus Supplement relating thereto.

            3. Assuming that (i) the Corporation has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) the Corporation has full right, power and authority to execute, deliver and perform its obligations under each of the Notes Indenture and the Debt Securities, (iii) the Notes Indenture has been duly authorized, executed and delivered by the Corporation and duly executed and delivered by the Notes Trustee, (iv) the Notes have been duly executed, issued and delivered by the Corporation and duly authenticated and delivered by the Notes Trustee as provided in the Notes Indenture and the final authorizing resolutions, and (v) the execution, delivery and performance of each of the Notes Indenture and the Notes do not and will not violate the organizational documents of the Corporation, the Notes have been legally issued and constitute valid and binding obligations of the Corporation (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law).

            4. Assuming that (i) each of the Guarantors (other than the California, Delaware and New York Guarantors) has been duly incorporated or formed and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (ii) each of the Guarantors (other than the California, Delaware and New York Guarantors) has full right, power and authority to execute, deliver and perform its obligations under the Notes Indenture, (iii) the Notes Indenture has been duly authorized, executed and delivered by the Corporation and each of the Guarantors (other than the California, Delaware and New York Guarantors) and duly executed and delivered by the Notes Trustee, (iv) the execution, delivery and performance of the Notes Indenture do not and will not violate the organizational documents of any of the Guarantors (other than the California, Delaware and New York Guarantors), (v) the Notes have

SIDLEY AUSTIN BROWN & WOOD                                               CHICAGO

Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
May 24, 2002
Page 4


been duly executed, issued and delivered by the Corporation and duly authenticated and delivered by the Notes Trustee as provided in the Notes Indenture and the final authorizing resolutions, each Note Guarantee has been legally issued and constitutes a valid and binding obligation of the Guarantor issuing such Note Guarantee (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law).

            For the purposes of this opinion letter, we have assumed that, at the time of the issuance and delivery of each Guarantee (other than the Notes Guarantees): (i) the authorization thereof by the Guarantor will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;
(ii) the form of Debt Indenture will not have been modified or amended; and
(iii) the charter of the Corporation, as currently in effect, and the organizational documents of each of the California, Delaware and New York Guarantors, as currently in effect, will not have been modified or amended and will be in full force and effect.

            We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance of the Notes or the Guarantees. Except as expressly stated in the following sentence, this opinion letter is limited to the General Corporation Law of the State of Delaware, the laws of the States of California and New York and the Securities Act.

            We hereby consent to the filing of this opinion letter as an Exhibit to the 2002 Registration Statement and to all references to our firm included in or made a part of the 2002 Registration Statement and the 1997 Registration Statement.

                                       Very truly yours,


                                       /s/ Sidley Austin Brown & Wood